                                                                    EXHIBIT 99.3

                          UNAUDITED PRO FORMA CONDENSED

                          COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma financial statements have been prepared to give effect to the acquisition of Paragon Networks International, Inc. by Carrier Access, which was accounted for as a purchase. These pro forma condensed combined consolidated financial statements were prepared as if the acquisition had been completed as of January 1, 2002 for purposes of the statement of operations and as of September 30, 2003 for balance sheet purposes.

The unaudited pro forma condensed combined consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on September 30, 2003 for balance sheet purposes and as of January 1, 2002 for the statement of operations purposes, nor are they necessarily indicative of the future financial position or results of operations. The unaudited pro forma condensed combined consolidated financial statements include adjustments which are based upon preliminary estimates, to reflect the allocation of purchase consideration to the assets acquired and liabilities assumed of Paragon Networks International, Inc., before any integration or restructuring adjustments. The final allocation of the purchase consideration will be determined using Paragon Networks International, Inc.'s financial statements as of November 25, 2003, the closing date of acquisition, and will be based on a comprehensive final evaluation of the fair value of the tangible assets acquired, liabilities assumed, identifiable intangible assets and goodwill at the time of acquisition as considered appropriate. The final determination of tangible and intangible assets may result in depreciation and amortization expenses that may be materially different from the preliminary estimates of these amounts. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this report. The unaudited pro forma condensed combined consolidated financial statements do not include the realization of cost savings from operating efficiencies, synergies or restructurings that may result from the acquisition.

These unaudited pro forma condensed consolidated financial statements are based upon the respective historical consolidated financial statements of Carrier Access and Paragon Networks International Inc. and should be read in conjunction with the historical consolidated financial statements of Carrier Access and related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Carrier Access" contained in Carrier Access's Quarterly Report on Form 10-Q filed with the commission on November 14, 2003, as well as Paragon Networks International Inc.'s historical consolidated financial statements and notes thereto, which are incorporated herein by reference to Exhibit 99.2 to Carrier Access's Current Report on Form 8-K filed with the Commission December 5, 2003 and amended December 24, 2003.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2003
                                 (in thousands)




                                                                                                              PRO FORMA
                                                              Carrier Access                      ------------------------------
                                                               As reported       Paragon          Adjustments         Combined
                                                              --------------     --------         -----------         ----------
ASSETS
Current Assets:
    Cash and cash equivalents                                   $ 14,166         $  1,733         $ (1,083)(a)        $  14,816
    Marketable securities available for sale                      17,020               --               --               17,020
    Accounts receivable, net                                      12,664            1,970               --               14,634
    Other receivables                                              1,107               --               --                1,107
    Income tax receivable                                             83               --               --                   83
    Inventories, net                                              23,694            3,853               --               27,547
    Prepaid expenses and other current assets                      1,039              191               --                1,230
                                                                --------         --------         --------            ---------
    Total current assets                                          69,773            7,747           (1,083)              76,437
                                                                --------         --------         --------            ---------

Property and equipment, net of accumulated depreciation
  and amortization                                                 7,049              623               --                7,672

Other assets                                                         345               44           13,992(d)            14,381
                                                                --------         --------         --------            ---------

                                                                --------         --------         --------            ---------
    Total assets                                                $ 77,167         $  8,414         $ 12,909            $  98,490
                                                                ========         ========         ========            =========
Liabilities And Stockholders' Equity
Current Liabilities:
    Accounts payable                                            $  6,412         $  1,063         $     --            $   7,475
    Deferred revenue                                                  --              123             (123)                  --
    Bank borrowings, current portion                                  --              231               --                  231
    Current portion of obligations under capital lease                --               12               --                   12
    Accrued expenses and other liabilities                         3,587              496              350(b)             4,433
                                                                --------         --------         --------            ---------
    Total current liabilities                                      9,999            1,925              227               12,151

Bank borrowings, net of current portion

Obligations under capital leases, net of current portion              --                6               --                    6
                                                                --------         --------         --------            ---------
    Total liabilities                                              9,999            1,931              227               12,157
                                                                --------         --------         --------            ---------
Redeemable convertible preferred stock                                             43,831          (43,831)(c)               --
Stockholders' equity (deficit):
Common stock                                                          25              114             (113)(c)               26
Additional paid in capital                                        85,861            4,420           14,744 (c)          105,025
Deferred compensation                                                (20)                                                   (20)
Accumulated deficit                                              (18,702)         (41,881)          41,881 (c)          (18,702)
Accumulated other comprehensive income                                 4               (1)               1 (c)                4
                                                                --------         --------         --------            ---------
    Total stockholders' equity (deficit)                          67,168          (37,348)          12,682               86,333
                                                                --------         --------         --------            ---------
    Total liabilities and stockholders' equity                  $ 77,167         $  8,414         $ 12,909            $  98,490
                                                                ========         ========         ========            =========

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                           PRO FORMA
                                        Carrier Access                         -------------------------------
                                         As reported          Paragon          Adjustments            Combined
                                        --------------        --------         -----------            --------
Net revenue                                $ 39,286           $ 10,898           $    --              $ 50,184
Cost of goods sold                           22,010              5,662                --                27,672
                                           --------           --------           -------              --------
    Gross profit                             17,276              5,236                --                22,512
                                           --------           --------           -------              --------
Operating expenses:
    Research and development                  7,638              2,134                --                 9,772
    Sales and marketing                       8,183              2,413                --                10,596
    General and administrative                3,842                716                --                 4,549
    Bad dept expense (recoveries)            (2,981)                 8                --                (2,982)
    Intangible asset amortization                --                 --               992(a)                992
                                           --------           --------           -------              --------
Total operating expenses                     16,682              5,253               992                22,927
                                           --------           --------           -------              --------
Income (loss) from operations                   594                (17)             (992)                 (415)
Other income (expense), net                     258                (66)              (11)(b)               181
                                           --------           --------           -------              --------
Income (loss) before income taxes               852                (83)           (1,003)                 (234)
Income tax (benefit)                            (89)               (90)               --                  (179)
                                           --------           --------           -------              --------
Net income (loss)                          $    941           $      7           $(1,003)             $    (55)
                                           ========           ========           =======              ========

Income (loss) per share
    Basic                                  $   0.04                                                   $  (0.00)
    Diluted                                $   0.04                                                   $  (0.00)

Weighted average common shares
    Basic                                    24,787                                1,335(c)             26,122
    Diluted                                  25,619                                1,335(c)             26,122

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  For the twelve months ended December 31, 2002
                      (in thousands, except per share data)

                                                                                                    PRO FORMA
                                                                                           -------------------------------
                                                                Carrier Access
                                                                  As reported   Paragon    Adjustments           Combined
                                                                  -----------   -------    -----------           --------
Net revenue                                                       $ 50,247      $ 12,984      $     --            $ 63,231
Cost of goods sold                                                  33,145         7,727            --              40,872
                                                                  --------      --------      --------            --------


            Gross profit                                            17,102         5,256            --              22,358
                                                                  --------      --------      --------            --------

Operating expenses:
            Research and development                                23,536         5,608            --              29,144
            Sales and marketing                                     18,254         4,878            --              23,132
            General and administrative                              15,388         1,491            --              16,879
            Asset impairment charges                                 9,795            --            --               9,795
            Restructuring charge                                     1,981            --            --
            Amortization of deferred stock option compensation         199                          --
            Other intangible amortization                              216                       1,512 ( a )         1,728
                                                                  --------      --------      --------            --------
Total operating expenses                                            69,369        11,977         1,512              80,678
                                                                  --------      --------      --------            --------


Loss from operations                                               (52,267)       (6,721)       (1,512)            (58,320)

Other income, net                                                      714             7           (22) ( b )          699
                                                                  --------      --------      --------            --------


Loss before income taxes                                           (51,553)       (6,714)       (1,534)            (57,621)

Income tax expense (benefit)                                         1,102          (580)           --                 522

                                                                  --------      --------      --------            --------
Net loss                                                          $(52,655)     $ (6,134)     $ (1,534)           $(58,143)
                                                                  ========      ========      ========            ========

Loss per share
            Basic                                                 $  (2.13)                                       $  (2.23)
            Diluted                                               $  (2.13)                                       $  (2.23)

Weighted average common shares
            Basic                                                   24,754                       1,335 ( c )        26,089
            Diluted                                                 24,754                       1,335 ( c )        26,089

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1. BASIS OF PRO FORMA PRESENTATION

      On November 25 Carrier Access Corporation completed its acquisition of Paragon Networks International, Inc "Paragon". In exchange for all outstanding shares of Paragon capital stock, Carrier issued 1,334,521 shares of Carrier Access common stock and $411,000 in cash to Paragon stockholders. All outstanding Paragon options and warrants were cancelled as part of the transaction. Carrier Access is accounting for the transaction using the purchase method of accounting. Paragon's statements of operations for the nine months ended September 30, 2003 and the twelve months ended December 31, 2002 are presented pursuant to Paragon's books and records for such periods.



NOTE 2. PRELIMINARY PURCHASE PRICE

      The accompanying unaudited pro forma condensed consolidated financial statements reflect a purchase price of approximately $20.6 million, consisting of cash and Carrier Access common stock issued, valued using the average closing price of November 25,2003 and the two days before and after, and other costs directly related to the acquisition as follows (in thousands):

Cash                                    $   411
Carrier Access stock issued to seller    19,164
Estimated Acquisition related costs         350
Employee Related Costs                      672
                                        -------
Total Consideration                     $20,597
                                        =======



      The preliminary purchase price allocation, which is subject to change based on Carrier Access Corporation's final analysis, is as follows (in thousands):


Current assets                          $  7,339
Fixed assets
                                             572
Other assets
                                              42
Accounts payable and accrued expenses
                                          (1,395)
Developed product technology               2,400
Backlog                                      190
Customer Relationships                     5,900
Goodwill                                   5,549
                                        --------
Total Consideration                     $ 20,597
                                        ========


      The amount allocated other intangible assets was determined by an independent appraisal using established valuation techniques in the high-technology communications industry.

For the purposes of these unaudited pro forma condensed combined consolidated financial statements, goodwill originating from the acquisition of Paragon has not been amortized in accordance with the guidance contained in the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standard No. 142 (SFAS 142) "Goodwill and other Intangible Assets". Other intangible assets are being amortized over their useful lives as follows:


Developed product technology     5 Years
Backlog                          6 Months
Customer Relationships           7 Years


NOTE 3. PRO FORMA PRESENTATION
BALANCE SHEET:

      The accompanying unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition was completed on September 30, 2003 and reflects the following pro forma adjustments:

      (a) To record cash paid upon the acquisition including acquisition costs. $411,000 paid to stockholders and $672,000 paid to employees.

      (b) To record estimated outstanding direct acquisition costs to be incurred by Carrier Access Corporation

      (c) To eliminate historical stockholders equity and redeemable preferred stock of Paragon and record new shares issued.

      (d)   To record goodwill and other intangible assets.



STATEMENTS OF OPERATIONS:

      The accompanying unaudited pro forma condensed combined consolidated statement of operations has been prepared as if the acquisition was completed on January 1, 2002 and reflects the following pro forma adjustments:

      (a) To record amortization of other intangible assets resulting from the acquisition

      (b) To eliminate interest income on cash and investments balances used in the acquisition.

      (c)   Shares used to calculate unaudited pro forma combined net income
            (loss) per share were computed by adding the 1.3 million shares issued connection with the purchase transaction.